Exhibit 99.1

MARCUS & MILLICHAP, INC. REPORTS RESULTS FOR

FIRST QUARTER 2016

- Total Revenues Grew 12.1% to $164.3 Million -

CALABASAS, Calif., May 5, 2016 —(BUSINESS WIRE)— Marcus & Millichap, Inc. (the “Company”, “Marcus & Millichap”) (NYSE: MMI), a leading national brokerage firm specializing in commercial real estate investment sales, financing, research and advisory services, today reported financial results for the first quarter ended March 31, 2016.

First Quarter 2016 Highlights Compared to First Quarter 2015

•	Net income increased by 8.4% to $14.8 million, or $0.38 on a diluted per share basis

•	The number of brokerage transactions grew by 9.1% with the private client market segment ($1-$10 million) increasing 10.8%

•	Brokerage commissions in the private client market segment ($1-$10 million) increased 9.8% to $104.5 million and accounted for 68.0% of total brokerage commissions

•	The number of brokerage transactions in the institutional market segment (>$20 million) increased 60.5% with brokerage commissions in the segment increasing by 75.2% to $25.6 million

“The first quarter marked another period of growth for Marcus & Millichap as we celebrate our 45th year in the business. Our $1-$10 million private client market segment registered healthy results which points to additional market share gains,” stated Hessam Nadji, Company President and CEO. “Our first quarter performance also benefited from other factors, including closing date variability, a jump in larger asset sales and a major portfolio transaction.”

Mr. Nadji continued, “Market sentiment has shifted positively from early in the year. The economy continues to post modest, yet steady growth and real estate fundamentals remain healthy, all of which provide a positive market backdrop for our business. However, we are still seeing longer marketing and closing timelines due to buyer and lender caution, as the market evolves from several years of rapid recovery. Our management team continues to execute our long-term growth plan which is on track and has been proven effective through various market shifts and cycles.”

First Quarter 2016 Results Compared to First Quarter 2015

Total revenues for the first quarter of 2016 were $164.3 million, compared to $146.5 million for the same period in the prior year, an increase of $17.7 million, or 12.1%. The growth in total revenues was primarily driven by the increase in revenues from real estate brokerage commissions which rose by 14.5% to $153.7 million for the quarter compared to the same period in the prior year. This improvement was due to growth in the number of investment sales transactions and the average transaction size, partially offset by a decrease in average commission rates due to a larger proportion of our transactions that closed in the >$20 million market segment, which generate lower commission rates. Growth in financing fees, partially offset by a reduction in other revenues, contributed the remaining increase in total revenues.

Total operating expenses for the first quarter of 2016 were $139.4 million, compared to $122.8 million for the same period in the prior year, rising by $16.6 million, or 13.6%. The increase was primarily driven by a $10.0 million, or 11.6%, rise in cost of services, which are variable commissions paid to the Company’s investment sales professionals and compensation-related costs in connection with our financing activities. Cost of services as a percent of total revenues was 58.5% compared to 58.8% for the same period in the prior year, primarily due to a reduction in referral fees.

Selling, general and administrative expense rose by $6.4 million, or 17.9% during the first quarter of 2016 as compared to the same period in the prior year. The increase was primarily due to (i) sales and promotional marketing expenses to support additional sales activity and the Company’s annual sales recognition event; (ii) expansion of existing offices; (iii) salaries and related benefits as a result of growth in headcount to support expansion of services for our investment sales and financing professionals; and (iv) an increase in legal costs and accruals partly driven by a settlement with an insurance carrier during the first quarter of 2015, which reduced legal costs in that period. These costs were partially offset by lower stock-based compensation expense.

Net income for the first quarter of 2016 was $14.8 million, or $0.38 per common share (basic and diluted), compared to net income of $13.7 million, or $0.35 per common share (basic and diluted), for the same period in the prior year. Adjusted EBITDA for the first quarter of 2016 was $27.2 million compared to adjusted EBITDA of $26.3 million for the same period in the prior year.

Business Outlook

The Company is well-positioned to leverage its leading private client brand, experienced management team and investments in infrastructure, tools and technology to build on its recent successes. The vast and highly fragmented private client market segment ($1-$10 million) continues to be a pillar of the Company’s business with opportunities for continued market share gains. The Company’s strong 2015 performance makes year-over-year comparisons challenging, coupled with lengthening marketing periods and a heightened level of caution among buyers and lenders amid a maturing cycle.

Conference Call Details

Marcus & Millichap will host a conference call today to discuss its results at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time. To participate in the conference call, callers from the United States and Canada should dial (855) 327-6837 ten minutes prior to the scheduled call time. International callers should dial +1 (631) 891-4304. For those unable to participate during the live broadcast, a telephonic replay of the call will also be available from 5:00 p.m. Pacific Time/8:00 p.m. Eastern Time on Thursday, May 5, 2016 through 8:59 p.m. Pacific Time/11:59 p.m. Eastern Time on May 19, 2016 by dialing (877) 870-5176 in the United States and Canada or +1 (858) 384-551 7 internationally and entering passcode 10001078.

About Marcus & Millichap, Inc.

Marcus & Millichap, Inc. is a leading national brokerage firm specializing in commercial real estate investment sales, financing, research and advisory services. As of March 31, 2016, the Company had approximately 1,600 investment sales and financial professionals in 79 offices who provide investment brokerage and financing services to sellers and buyers of commercial real estate. The Company also offers market research, consulting and advisory services to our clients. Marcus & Millichap closed 8,715 transactions in 2015, with a sales volume of approximately $37.8 billion. For additional information, please visit www.MarcusMillichap.com.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements, including the Company’s business outlook for 2016. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•	market trends in the commercial real estate market or the general economy;

•	our ability to attract and retain qualified managers, investment sales and financing professionals;

•	the effects of increased competition on our business;

•	our ability to successfully enter new markets or increase our market share;

•	our ability to successfully expand our services and businesses and to manage any such expansions;

•	our ability to retain existing clients and develop new clients;

•	our ability to keep pace with changes in technology;

•	any business interruption or technology failure and any related impact on our reputation;

•	our ability to execute our succession plan successfully;

•	changes in tax laws, employment laws or other government regulation affecting our business; and

•	other risk factors included under “Risk Factors” in our most recent Annual Report on Form 10-K.

In addition, in this release, the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “predict,” “potential,” “should” and similar expressions, as they relate to our company, our business and our management, are intended to identify forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Forward-looking statements speak only as of the date of this release. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

MARCUS & MILLICHAP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF NET

AND COMPREHENSIVE INCOME

(dollar and share amounts in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2016	2015
Revenues:
Real estate brokerage commissions	$153,664	$134,193
Financing fees	8,733	8,031
Other revenues	1,875	4,317

Total revenues	164,272	146,541

Operating expenses:
Cost of services	96,153	86,158
Selling, general, and administrative expense	42,255	35,829
Depreciation and amortization expense	1,006	780

Total operating expenses	139,414	122,767

Operating income	24,858	23,774
Other income (expense), net	230	125
Interest expense	(391)	(583)

Income before provision for income taxes	24,697	23,316
Provision for income taxes	9,882	9,647

Net income	14,815	13,669
Other comprehensive income:
Unrealized gain on marketable securities, net of tax of $450 and $126 for the three months ended March 31, 2016 and 2015, respectively	680	188
Foreign currency translation gain, net of tax of $0 and $117 for the three months ended March 31, 2016 and 2015, respectively	47	173

Total other comprehensive income	727	361

Comprehensive income	$15,542	$14,030

Earnings per share:
Basic	$0.38	$0.35
Diluted	$0.38	$0.35
Weighted average common shares outstanding:
Basic	38,891	39,029
Diluted	38,956	39,152

MARCUS & MILLICHAP, INC.

KEY OPERATING METRICS SUMMARY

(Unaudited)

Total sales volume was $9.6 billion for the three months ended March 31, 2016, encompassing 2,038 transactions consisting of $7.5 billion for real estate brokerage (1,499 transactions), $1.0 billion for financing (370 transactions) and $1.1 billion in other transactions, including consulting and advisory services (169 transactions). As of March 31, 2016, the Company had 1,503 investment sales professionals and 96 financing professionals. Key metrics for real estate brokerage and financing are as follows:

	Three Months Ended March 31,
Real Estate Brokerage	2016	2015
Average Number of Sales Professionals	1,477	1,424
Average Number of Transactions per Investment Sales Professional	1.01	0.96
Average Commission per Transaction	$102,511	$97,666
Average Commission Rate	2.04%	2.19%
Average Transaction Size (in thousands)	$5,020	$4,464
Total Number of Transactions	1,499	1,374
Total Sales Volume (in millions)	$7,526	$6,134

	Three Months Ended March 31,
Financing	2016	2015
Average Number of Financing Professionals	97	83
Average Number of Transactions per Financing Professional	3.81	3.75
Average Fee per Transaction	$23,603	$25,823
Average Fee Rate	0.84%	0.91%
Average Transaction Size (in thousands)	$2,798	$2,826
Total Number of Transactions	370	311
Total Dollar Volume (in millions)	$1,035	$879

The following table sets forth the number of transactions, transaction volume and revenues by commercial real estate market segment for real estate brokerage:

	Three Months Ended March 31,
	2016			2015			Change
Real Estate Brokerage	Number	Volume	Revenues	Number	Volume	Revenues	Number	Volume	Revenues
		(in millions)	(in thousands)		(in millions)	(in thousands)		(in millions)	(in thousands)
<$1 million	253	$159	$6,591	264	$159	$6,677	(11)	$—	$(86)
Private Client Market ($1 - $10 million)	1,112	3,585	104,469	1,004	3,321	95,159	108	264	9,310
Middle Market (>$10 - $20 million)	73	1,002	17,053	68	954	17,777	5	48	(724)
Institutional Market (>$20 million)	61	2,780	25,551	38	1,699	14,580	23	1,081	10,971

	1,499	$7,526	$153,664	1,374	$6,133	$134,193	125	$1,393	$19,471

MARCUS & MILLICHAP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(dollar amounts in thousands, except per share amounts)

	March 31, 2016 (Unaudited)	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$76,934	$96,185
Commissions receivable	2,860	3,342
Prepaid expenses	5,448	7,542
Income tax receivable	3,341	4,049
Marketable securities, available-for-sale	75,112	79,860
Other assets, net	3,847	5,136

Total current assets	167,542	196,114
Prepaid rent	10,176	9,075
Property and equipment, net	12,446	11,579
Marketable securities, available-for-sale	57,008	54,395
Assets held in rabbi trust	6,985	5,661
Deferred tax assets, net	33,442	35,285
Other assets	9,983	9,116

Total assets	$297,582	$321,225

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$8,820	$9,135
Notes payable to former stockholders	939	939
Commissions payable	21,072	34,091
Accrued bonuses and other employee related expenses	9,036	30,846

Total current liabilities	39,867	75,011
Deferred compensation and commissions	38,952	43,678
Notes payable to former stockholders	9,671	9,671
Deferred rent and other liabilities	4,152	3,875

Total liabilities	92,642	132,235

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.0001 par value:
Authorized shares – 25,000,000; issued and outstanding shares – none at March 31, 2016 and December 31, 2015, respectively	—	—
Common stock, $0.0001 par value:
Authorized shares – 150,000,000; issued and outstanding shares – 37,568,389 and 37,396,456 at March 31, 2016 and December 31, 2015, respectively	4	4
Additional paid-in capital	80,999	80,591
Stock notes receivable from employees	(4)	(4)
Retained earnings	122,757	107,942
Accumulated other comprehensive income	1,184	457

Total stockholders’ equity	204,940	188,990

Total liabilities and stockholders’ equity	$297,582	$321,225

MARCUS & MILLICHAP, INC.

OTHER INFORMATION

(Unaudited)

Adjusted EBITDA Reconciliation

Adjusted EBITDA, which the Company defines as net income before interest income/expense, taxes, net realized gains on marketable securities, available-for-sale, depreciation and amortization and stock-based compensation is a non-GAAP financial measure. The Company uses Adjusted EBITDA in its business operations to, among other things, evaluate the performance of its business, develop budgets and measure its performance against those budgets. The Company also believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate its overall operating performance. However, Adjusted EBITDA has material limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under U.S. generally accepted accounting principles (“U.S. GAAP”). The Company finds Adjusted EBITDA as a useful tool to assist in evaluating performance because it eliminates items related to capital structure and taxes and non-cash stock-based compensation charges. In light of the foregoing limitations, the Company does not rely solely on Adjusted EBITDA as a performance measure and also considers its U.S. GAAP results. Adjusted EBITDA is not a measurement of the Company’s financial performance under U.S. GAAP and should not be considered as an alternative to net income, operating income or any other measures derived in accordance with U.S. GAAP. Because Adjusted EBITDA is not calculated in the same manner by all companies, it may not be comparable to other similarly titled measures used by other companies.

A reconciliation of the most directly comparable U.S. GAAP financial measure, net income, to Adjusted EBITDA is as follows (in thousands):

	Three Months Ended March 31,
	2016	2015
Net income	$14,815	$13,669
Adjustments:
Interest income and other (1)	(252)	(335)
Interest expense	391	583
Provision for income taxes	9,882	9,647
Depreciation and amortization expense	1,006	780
Stock-based compensation	1,325	1,907

	$27,167	$26,251

(1)	Other for the three months ended March 31, 2016 and 2015 includes $(155) and $74 of net realized (losses) gains on marketable securities, available-for-sale.

Glossary of Terms

•	Private Client Market segment: transactions with values from $1 million to up to but less than $10 million

•	Middle Market segment: transactions with values from $10 million to up to but less than $20 million

•	Institutional Market segment: transactions with values $20 million and above

Certain Adjusted Metrics

Real Estate Brokerage

During the three months ended March 31, 2016, we closed a large transaction in our real estate brokerage business in excess of $300 million. Following are actual and as adjusted metrics excluding this transaction:

	Three Months Ended March 31, 2016
	(actual)	(as adjusted)
Total Sales Volume Growth	22.7%	14.7%
Average Commission Rate Growth	(6.7)%	(1.7)%
Average Transaction Size Growth	12.5%	5.2%